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                                  Exhibit 23.1

MANNINNG  ELLIOTT                           11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com




            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated October 24, 2006, in the Registration Statement on Form SB-2 Amendment No. 2 and related Prospectus of Colossus Ventures Inc. for the registration of shares of its common stock.


/s/ MANNING ELLIOTT LLP
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CHARTERED ACCOUNTANTS

Vancouver, Canada

November 14, 2006